UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 31, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.        Other Events.
Georgia Power Company (“Georgia Power”), Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the “Vogtle Owners”) have entered into an amendment (the “Amendment”), dated as of August 31, 2018, to their joint ownership agreements (the “Joint Ownership Agreements”) for Plant Vogtle Units 3 and 4. The Amendment amends, clarifies and provides procedures for certain provisions of the Joint Ownership Agreements related to adverse events that require the vote of the holders of at least 90% of the ownership interests in Plant Vogtle Units 3 and 4 to continue construction (“Project Adverse Events”).
The Amendment clarifies that Georgia Power’s public announcement of its intention not to submit for rate recovery any portion of its investment in Plant Vogtle Units 3 and 4 (or its associated financing costs) would constitute a Project Adverse Event and provides voting procedures for any Vogtle Owner vote triggered by a Project Adverse Event. The Amendment does not modify the requirement that, following a Project Adverse Event, the holders of at least 90% of the ownership interests in Plant Vogtle Units 3 and 4 must conduct a vote to continue construction. As previously announced, such a vote is expected to occur in the third quarter 2018.
The Amendment also clarifies the operation of the Vogtle Owner approval requirement following a vote to continue construction which approves a new schedule or cost. In such a case, the Amendment provides that an incremental increase of $1 billion in cost or one year in schedule over the newly-approved schedule or cost would constitute a new Project Adverse Event.
The ultimate outcome of these matters cannot be determined at this time.

Item 9.01.        Financial Statements and Exhibits.
(d)    Exhibits

10.1
First Amendment to Agreement Regarding Additional Participating Party Rights and Amendment No. 3 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of August 31, 2018, among Georgia Power, Oglethorpe Power Corporation, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC and The City of Dalton, Georgia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2018	GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary